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                                                                     Exhibit 5.1


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  March 4, 2004

Arris Group, Inc.
11450 Technology Circle
Duluth, Georgia 30097


Ladies and Gentlemen:

         We have acted as counsel to Arris Group, Inc., a Delaware corporation, (the "Company") in connection with its filing of the registration statement on Form S-3 (Registration Statement No. 333-105416) (the "Initial Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale by certain selling securityholders of up to $125,000,000 aggregate principal amount of 4-1/2% Convertible Subordinated Notes due 2008 (the "Notes") and the shares of common stock, par value $0.01 per share, of the Company into which the Notes may be converted (the "Conversion Shares"). The Notes were issued under the indenture dated as of March 18, 2003, between the Company and The Bank of New York, as Trustee (the "Indenture").

         We also have acted as counsel to the Company in connection with its filing of the registration statement on Form S-3 under Rule 462(b) of the Securities Act (the "Rule 462(b) Registration Statement"). The Rule 462(b) Registration Statement relates to the Initial Registration Statement and an additional number of shares of Company common stock that the Company may issue in connection with interest make-whole payments under the Indenture upon redemption of the Notes (the "Additional Shares").

         In connection with this opinion, we have examined the 462(b) Registration Statement and the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of officers and representatives of the Company and of public officials.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due authorization of all documents and agreements by all parties thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such


           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
               TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.



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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP



Arris Group, Inc.
March 4, 2004
Page 2


latter documents. Further, we have assumed that the Indenture is the valid and legally binding obligation of the Trustee and that the Notes have been duly authenticated by the Trustee.

         Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions stated herein, we are of the opinion that the Additional Shares have been duly authorized and, when issued in accordance with the terms of the Indenture, will be validly issued and fully paid and nonassessable.

         The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia and the General Corporation Law of the State of Delaware; however, we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia), municipal law or the laws of any local agencies within any state (including, without limitation, Georgia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion letter as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Troutman Sanders LLP